Exhibit 10.34
THE PROMISSORY NOTE EVIDENCED BY THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
CONVERTED ORGANICS INC.
PROMISSORY NOTE AGREEMENT

$500,000.00	March 23, 2010
     FOR VALUE RECEIVED, the undersigned, Converted Organics Inc., a Delaware corporation (the "Company”), hereby promises to pay to the order of Heartland Technology Partners, LLC, a Colorado limited liability company (the “Payee”) the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), until paid in full in accordance with the terms hereof. As used herein, "Agreement” shall mean this Promissory Note Agreement, and “Note” shall mean the Promissory Note evidenced by this Agreement.
     1. License Agreement. Concurrently with the execution of this Agreement, and in consideration of the Company’s obligations under this Agreement, the parties hereto have executed, and Payee has delivered to the Company, a Supply and License Agreement, pursuant to which the Payee has granted to the Company a limited license to make commercial use of certain technology described therein (the “License”), in substantially the form set forth on Exhibit A hereto (the "License Agreement”). The terms of the License Agreement are incorporated herein by reference.
     2. Schedule of Payment Advances. The principal balance of the Note shall be paid by the Company to Payee according to the following schedule:

Date	Payment Advance Amount
March 25, 2010	$166,666.66
April 23, 2010	$166,666.66
May 25, 2010	$166,666.68
     3. Repayment. The entire outstanding principal balance of the Note shall be due and repaid in full by the Payee on the Repayment Date. If neither the events in 3(a) or 3(b) occur, then Payee has no obligation to repay the amounts pursuant to this Promissory Note Agreement. As used herein, the “Repayment Date” shall be the earliest of the following events to occur:

          (a) the completion by Payee of a transaction, or series of transactions, as the case may be, on or before June 30, 2012 pursuant to which the Payee raises, in one or more rounds, financing in an amount in excess of ten million dollars ($10,000,000); or
          (b) a Change of Control (as defined hereafter) of the Payee on or before June 30, 2012. For purpose of this Agreement, a “Change of Control” shall mean: (i) a sale of all or substantially all of the assets of Payee, (ii) the merger or consolidation of Payee with or into another corporation or entity or the merger or consolidation of another corporation or entity with or into Payee, in either case with the effect that immediately after such transaction the members of Payee immediately prior to such transaction hold less than a majority in interest of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; or (iii) the closing of a transaction pursuant to which beneficial ownership of 50% or more of any Payee’s equity securities is transferred to a single person or entity, or a “group” (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934) of persons or entities, in a single transaction or a series of related transactions.
     4. License. Regardless of whether the Note is repaid, the License shall nonetheless remain in force unless terminated in accordance with its terms. Payee hereby acknowledges that the Company’s execution of this Agreement and delivery of the Note constitute adequate consideration for the License.
     5. Overdue Payments; Unlawful Interest Payment. Immediately upon the Repayment Date, any amount due under the Note which is not repaid by Payee as provided by the terms of this Agreement, shall bear interest at a rate of seventeen percent (17%) per annum. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without any prepayment premium or penalty.
     6. Events of Default. If Payee defaults on any obligation under the License Agreement, or breaches any representation, warranty or covenant therein, Payee shall automatically be considered in default under this Agreement and the Company shall be entitled to immediately discontinue any payments provided for in this Agreement. Upon any such event of default, Payee’s obligation to repay all amounts loaned pursuant to this Agreement shall become due upon thirty (30) days notice. If the Payee does not cure such default within such 30 day period after written notice, the Company may proceed to enforce payment in such a manner as it may elect. In addition to the foregoing event of default, the following shall constitute “Events of Default” under this Agreement:
          (a) the commencement against Payee of a voluntary case under Title 11 of the United States Code, as from time to time in effect, or the authorization, by appropriate proceedings of its board of directors or other governing body, of commencement of such a voluntary case;

          (b) the filing against Payee of a petition commencing an involuntary case under said Title 11 and such petition shall remain undismissed and unstayed for a period of 60 days;
          (c) relief is sought by Payee as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or it consents to or acquiesces in such relief;
          (d) any order having been entered against Payee by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or the appointment of a receiver or other custodian for, all or a substantial part of its property and, in each case, such order remains undismissed and unstayed for a period of 60 days;
          (e) the making of an assignment for the benefit of, or entering into a composition with, Payee’s creditors, or the appointing or consent to the appointment of a receiver or other custodian for all or a substantial part of its property;
          (f) any default in the performance by the Payee of any material obligation to the Company under this Agreement, which default is not cured within thirty (30) days after notice of such default.
     7. Transfer of the Note. Transfer of the Note is prohibited unless prior to such transfer the Payee obtains consent to the transfer in writing from the Company. In the event of any transfer of the Note, the transferee shall become a party to this Agreement by executing a written joinder hereto and thereto and assume all of the rights and obligations of the Payee hereunder and thereunder.
     8. Representations and Warranties of the Payee. The Payee hereby represents and warrants to the Company that:
          (a) Authorization. The Payee has full power and authority to enter into this Agreement and the License Agreement. Such agreements, when executed and delivered by the Payee, will constitute valid and legally binding obligations of the Payee, enforceable in accordance with their terms.
          (b) Liens and Encumbrances. The Payee lawfully possesses all rights, title, and interest in and to the technology that is the subject of the License, and Payee has the right to execute, deliver and perform the terms of the License Agreement.

     9. Miscellaneous.
          (a) Notices. All notices, requests, consent and demands shall be in writing and shall be personally delivered, mailed, postage prepaid or telecopied or telegraphed, to the Company at:
Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110
Attn: President
Fax: 617.624.0333
with a copy to (which copy shall not constitute notice):
Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
Attention: Cavas Pavri
Fax: 215.701.2478
or to Payee at:
Heartland Technology Partners, LLC
9870 Big Bend Road
Kirkwood, MO 63122
Attn: President
Fax:
with a copy (which copy shall not constitute notice) to:
Reger Rizzo & Darnall LLP
Cira Centre, 13th Floor
2929 Arch Street
Philadelphia, PA 19104-2899
Attn: G. Bradley Rainer
Fax: 215.495.6600
or such other address as may be furnished in writing to the other party hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective four days after deposit in the mails, upon overnight delivery or personal delivery, respectively, addressed as aforesaid, unless otherwise provided herein, and, when telecopied, such communication shall be effective upon actual receipt.

          (b) Amendments and Waivers. Except as otherwise set forth in this Agreement, changes in or additions to this Agreement may be made, and compliance with any term, covenants, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and the Payee.
          (c) Governing Law. This Agreement shall be deemed a contract made under the laws of the Commonwealth of Massachusetts and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.
          (d) Entire Agreement. This Agreement, the Note and the License Agreement and all exhibits and schedules attached hereto and thereto constitute the entire agreement among the Company and the Payee with respect to the subject matter hereof. Such agreements supersede all prior agreements between the parties with respect to the securities purchased hereunder and the subject matter hereof.
          (e) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the day and year first set forth above.

CONVERTED ORGANICS INC.
By:
Name:
Title:

HEARTLAND TECHNOLOGY PARTNERS, LLC
By:
Name:
Title:

[Signature Page to Promissory Note Agreement]

Exhibit A
Form of License Agreement